UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2015, SolarCity Corporation (the “Company) initiated the offer and sale of the following new series of Solar Bonds (the “Offered Series”) pursuant to the Company’s previously announced Solar Bond Program. The Solar Bonds of each Offered Series will mature on the date, and bear interest at a rate, as set forth in the table below. The Company will initially offer an aggregate principal amount of each Offered Series up to the maximum principal amount set forth in the table below. However, the Company may increase the maximum principal amount of any Offered Series offered by the Company from time to time, in its sole discretion.

Title of Series of Solar Bonds	Maturity Date	Interest Rate	Initial Maximum Principal Amount
2.00% Solar Bonds, Series 2015/1-1	January 29, 2016	2.00%	$10 million
2.50% Solar Bonds, Series 2015/2-2	January 29, 2017	2.50%	$10 million
3.00% Solar Bonds, Series 2015/3-3	January 29, 2018	3.00%	$10 million
4.00% Solar Bonds, Series 2015/4-7	January 29, 2022	4.00%	$10 million

Each Offered Series will be issued pursuant to an indenture, dated as of October 15, 2014 (the “Base Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of January 29, 2015, by and between the Company and the Trustee, related to such Offered Series (each, a “Supplemental Indenture”).

The Solar Bonds of each Offered Series will be senior unsecured obligations of the Company; rank equal in right of payment with all of the Company’s existing and future liabilities that are not expressly subordinated to such Solar Bonds; effectively rank junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness (including amounts outstanding under the Company’s credit facility); and be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The occurrence of any of the following events will result in an “Event of Default” with respect to each Offered Series, which may result in the acceleration of the maturity of such Offered Series:

•	The Company’s failure to make any payment of interest on such Offered Series when due, which failure continues for 30 days;

•	The Company’s failure to make full payment of principal, or reduced principal or premium, if any, on such Offered Series when due at its stated maturity or optional redemption;

•	The Company’s default in the performance, or breach, of any other covenant or agreement under the Base Indenture, as supplemented by the Supplemental Indenture applicable to that Offered Series, subject to certain exceptions, and after applicable notice and cure periods set forth therein; and

•	Certain events of bankruptcy, insolvency or reorganization of the Company and, in the case of an involuntary insolvency proceeding, such proceeding remaining unstayed for a period of 90 consecutive days.

A default or an Event of Default with respect to any Offered Series will not automatically trigger a default or an Event of Default with respect to any other Offered Series. Upon any Event of Default with respect to an Offered Series, the trustee or holders of at least 25% in aggregate principal amount of that Offered Series then outstanding may declare accrued and unpaid interest, if any, principal (including any redemption discount) and premium, if any, on all the Solar Bonds of that Offered Series to be due and payable immediately. Upon an Event of Default that relates to certain events of bankruptcy, insolvency or reorganization of the Company, all accrued and unpaid interest, if any, principal (including any redemption discount) and premium, if any, on all the Solar Bonds will become due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture and each Supplemental Indenture, and the related Forms of Solar Bonds, which are included as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 hereto and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

4.1	Indenture, dated as of October 15, 2014, by and between the Company and the Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Form S-3 (File No. 333-199321), filed with the Securities and Exchange Commission on October 15, 2014).

4.2	Fifth Supplemental Indenture, dated as of January 29, 2015, by and between the Company and the Trustee, related to the Company’s 2.00% Solar Bonds, Series 2015/1-1.

4.3	Sixth Supplemental Indenture, dated as of January 29, 2015, by and between the Company and the Trustee, related to the Company’s 2.50% Solar Bonds, Series 2015/2-2.

4.4	Seventh Supplemental Indenture, dated as of January 29, 2015, by and between the Company and the Trustee, related to the Company’s 3.00% Solar Bonds, Series 2015/3-3.

4.5	Eighth Supplemental Indenture, dated as of January 29, 2015, by and between the Company and the Trustee, related to the Company’s 4.00% Solar Bonds, Series 2015/4-7.

4.6	Form of 2.00% Solar Bonds, Series 2015/1-1 (included in Exhibit 4.2 hereto).

4.7	Form of 2.50% Solar Bonds, Series 2015/2-2 (included in Exhibit 4.3 hereto).

4.8	Form of 3.00% Solar Bonds, Series 2015/3-3 (included in Exhibit 4.4 hereto).

4.9	Form of 4.00% Solar Bonds, Series 2015/4-7 (included in Exhibit 4.5 hereto).

5.1	Opinion of K&L Gates LLP, relating to the validity of 2.00% Solar Bonds, Series 2015/1-1.

5.2	Opinion of K&L Gates LLP, relating to the validity of 2.50% Solar Bonds, Series 2015/2-2.

5.3	Opinion of K&L Gates LLP, relating to the validity of 3.00% Solar Bonds, Series 2015/3-3.

5.4	Opinion of K&L Gates LLP, relating to the validity of 4.00% Solar Bonds, Series 2015/4-7.

23.1	Consents of K&L Gates LLP (included in Exhibits 5.1, 5.2, 5.3 and 5.4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:		/s/ Brad W. Buss
	Name:	Brad W. Buss
	Title:	Chief Financial Officer

Date: January 29, 2015